Exhibit 10.15

Transfer Agreement for Greenhouse

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

Party B: Dalian River Planting Base

Under the principle of mutual support, mutual benefit and common development, Party A and Party B have entered into the following agreement:

1.               Part A transfers its greenhouse and related appurtenance within the Part B to part B in a lump. Total transferring accounts for 900,000 RMB

2.               Facilities and equipments have a good condition, doors and windows also have a good condition, the supply of water and electricity is normal.

3.               After the Party B received greenhouse from part A and confirm it have a good condition, Party B will take charge of all the accidents such as damage and being stolen.

4.               Payment style: Within three days after the subscription of this agreement, that is on Jan 10th,2006, party B will pay 200,000 RMB to Party A, on March 10th2006, party B will pay 300,000 RMB to Party A and on May 10th  2006, party B will pay 400,000 RMB to Party A .

This Contract is executed in two counterparts, one for each party. The Contract will enter into effect upon execution and seals of the both parties.

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

Authorized Representative (Sealed): Chengzhi Wang

Party B: Dalian River Planting Base

Authorized Representative (Sealed): Meng Qiao

January 5, 2006